November 23, 2004

USA Mobility, Inc.
6677 Richmond Highway
Alexandria, Virginia 22306

Dear Sirs:

     We have acted as counsel to USA Mobility, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale of an aggregate of 516,936 shares of Common Stock, par value $0.0001 per share, of the Company (the “Shares”) issued or reserved for issuance under the Metrocall Holdings, Inc. 2003 Stock Option Plan and the Arch Wireless, Inc. 2002 Stock Incentive Plan (the “Plans”), which Plans have been assumed by the Company.

     In this capacity, we have examined originals, telecopies or copies, certified or otherwise identified to our satisfaction, of such records of the Company, the Plans and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion. As to all matters of fact (including, without limitation, matters of fact set forth in this opinion), we have relied upon and assumed the accuracy of statements and representations of officers and other representatives of the Company and others.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     We are attorneys admitted to practice in the State of New York and the opinion expressed below is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares to be offered under the Plans, to the extent constituting original issuance securities, have been duly authorized and, when issued and delivered in accordance with the terms and conditions of the applicable Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading “Legal Matters” in the Registration Statement and the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Schulte Roth & Zabel LLP